    As filed with the Securities and Exchange Commission on October 14, 1999
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                  WEBHIRE, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                  04-2935271
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                               91 HARTWELL AVENUE
                               LEXINGTON, MA 02421
                                 (781) 869-5000

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         -------------------------------

                                 MARTIN J. FAHEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  WEBHIRE, INC.
                               91 HARTWELL AVENUE
                               LEXINGTON, MA 02421
                                 (781) 869-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          -----------------------------

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                          -----------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] ___________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================

   Title of Shares Being                                    Proposed Maximum              Proposed Maximum           Amount of
         Registered           Amount to Be Registered   Offering Price Per Share(1)  Aggregate Offering Price(1) Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value             234,055                    $9.6875                     $2,267,408               $630.34
       $.01 per share
=================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales prices for the Company's common stock as reported on the Nasdaq National Market on October 7, 1999, in accordance with Rule 457(c) under the Securities Act.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

[begin red herring]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[end red herring]

                  SUBJECT TO COMPLETION. DATED OCTOBER 14, 1999

                                   PROSPECTUS

                         234,055 SHARES OF COMMON STOCK

                                  WEBHIRE, INC.

                               ------------------


        The selling stockholders identified on page 2 of this prospectus may use this prospectus to offer and sell up to an aggregate of 234,055 shares of our common stock. For additional information on the methods of the sale, you should refer to the section entitled "Plan of Distribution" on page 3. We will not receive any cash proceeds from the sale of these shares by the selling stockholders.

        Our common stock is quoted on the Nasdaq National Market under the symbol "HIRE".

        Our corporate headquarters are located at 91 Hartwell Avenue, Lexington, Massachusetts 02421, and our telephone number is (781) 869-5000.

                               -------------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                 The date of this prospectus is October __, 1999

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement. For further information, we refer you to the Registration Statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that we file such agreement or document as an exhibit to the Registration Statement, or if we otherwise filed such agreement or document, please see such agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the offered shares. Each time a selling stockholder sells any of the offered shares, the selling stockholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market, and reports, proxy and information statements and other information concerning Webhire may be inspected at the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to incorporate by reference the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders sell all of the shares that are being offered in this prospectus.

1. Our Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 0-20735);

2. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 (File No. 0-20735);

3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-20735);

4. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-20735);

5. Our Current Reports on Form 8-K, filed with the SEC on December 4, 1998 (File No. 0-20735) and October 13, 1999; and

6. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on June 21, 1996 and any amendments or reports filed for the purpose of updating this description (File No. 0-20735).

        YOU MAY REQUEST A COPY OF THESE FILINGS, AND ANY EXHIBITS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS: WEBHIRE, INC., 91 HARTWELL AVENUE, LEXINGTON, MA 02421, ATTENTION: CHIEF FINANCIAL OFFICER. OUR TELEPHONE NUMBER IS 781-869-5000.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                                 USE OF PROCEEDS

        The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                 REGISTRATION RIGHTS OF THE SELLING STOCKHOLDERS

        On July 9, 1999, we issued an aggregate of 312,072 shares of common stock to the selling stockholders. We issued the shares pursuant to the terms of a merger agreement under which we acquired HireWorks, Inc. from the selling stockholders. The following is a summary of the material terms and provisions of the registration rights agreement we entered into with the selling stockholders in connection with our acquisition of HireWorks. This summary may not contain all the information that is important to you. You can obtain complete information by referring to the registration rights agreement, which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

        In connection with our acquisition of HireWorks, we agreed to file a Registration Statement, at the request of the selling stockholders, that would cover sales by the selling stockholders of the shares of common stock that they received in consideration of their sale to us of HireWorks. We also agreed to use our best efforts to cause the SEC to declare the Registration Statement effective and to keep the Registration Statements continuously effective until specified dates. On August 24, 1999, the selling stockholders requested that we register 234,055 of the 312,072 shares that they received in connection with the HireWorks acquisition.

        The registration rights agreement allows us to suspend use of this prospectus in some circumstances. In addition, any shares of common stock sold by the selling stockholders pursuant to this prospectus will no longer be entitled to the benefits of the registration rights agreement.

        The registration rights agreement requires us to bear the expenses of registering the sale of the shares of common stock. We also agreed to indemnify the selling stockholders and each person controlling any of them against all claims, losses, damages, liabilities and expenses arising under the securities laws in connection with the Registration Statement or this prospectus, subject to limitations specified in the registration rights agreement. In addition, the selling stockholders agreed to indemnify us, and our directors, officers and other stockholders and any person controlled by or under common control with us or any of our officers, directors or other stockholders against all losses, claims, damages, expenses and liabilities arising under the securities laws if they result from either an untrue statement or omission based upon information furnished to us by the selling stockholders for use in the Registration Statement or this prospectus, or the failure by the selling stockholders to provide an offeree with an updated prospectus we have filed with the SEC.

                            THE SELLING STOCKHOLDERS

        The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholders as of October 4, 1999, the number of shares of common stock covered by this prospectus and the total number of shares of common stock which the selling stockholders will beneficially own upon completion of this offering. The number of shares beneficially owned includes any shares held by the selling stockholders that are currently exercisable or are exercisable within 60 days following October 4, 1999. This table assumes that the selling stockholders will offer for sale all of the shares of common stock offered by this prospectus, although there is no guarantee that they will do so.

        The shares of common stock offered by this prospectus will be offered from time to time by the selling stockholders named below. The amounts set forth below are based upon information provided to us by the selling stockholders as of October 4, 1999 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

        The percentage of our shares of common stock that will be held by each selling stockholder after completion of this offering will be less than one percent (1%), assuming each stockholder sells all of the shares offered by this prospectus. The total number of shares of common stock outstanding used in calculating this percentage is based on the total number of shares of common stock outstanding as of October 4, 1999. None of the selling stockholders has a material relationship with us, except that Henry M. Margolis is our Vice President of Strategic Marketing and Deborah Hamill is our Director of Engineering.

                           COMMON STOCK
                           BENEFICIALLY             COMMON STOCK          COMMON STOCK TO BE
                            OWNED AS OF            COVERED BY THIS        BENEFICIALLY OWNED
NAME                      OCTOBER 4, 1999            PROSPECTUS             AFTER OFFERING
----                      ---------------            ----------             --------------
Deborah Hamill                  91,785                  20,652                    71,133
Brian K. Kelley                 91,786                  68,840                    22,946
Henry M. Margolis              192,750                 144,563                    48,187
                            ----------              ----------                ----------
TOTAL                          376,321                 234,055                   142,266
                            ==========              ==========                  ========

                              PLAN OF DISTRIBUTION

         This prospectus relates to the possible offer and sale from time to time of up to an aggregate of 234,055 shares of our common stock by the selling stockholders. We are registering the sale of the shares of common stock pursuant to our obligations under the registration rights agreement, but the registration of the sale of the shares of common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders. Subject to our rights under the registration rights agreement to prohibit the sale of the shares offered hereby for a limited period of time under certain circumstances, the selling stockholders will act independently of us in marketing decisions with respect to the timing, manner and size of each sale.

         The distribution of the shares of common stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any underwritten offering may be on a "best efforts" or a "firm commitment" basis. In an underwritten offering, underwriters or agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Such dealers may also receive commissions from the purchasers for whom they may act as agents.

         The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters under the Securities Act of 1933, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. At any time a particular offer of shares of common stock is made by the selling stockholders, a prospectus supplement, if required, will be distributed that will, where applicable:

         -        identify any underwriter, dealer or agent;

         - describe any compensation in the form of discounts, concessions, commissions or otherwise received by each underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

         -        identify the amounts underwritten;

         - identify the nature of the underwriter's obligation to take the shares of common stock; and

         -        provide any other required information.

         The sale of shares of common stock by the selling stockholders may also be effected by selling shares of common stock directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholders or may purchase from the selling stockholders all or a portion of the shares of common stock as principal, and may be made pursuant to any of the methods described below. Such sales may be made in the over-the-counter market, in negotiated transactions, on any exchange or exchanges on which the shares are then traded or otherwise, at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

         Shares of common stock may also be sold in one or more of the following transactions:

         - block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

         - purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to any supplement to this prospectus;

         - a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules;

         - ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

         - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and

         - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

         In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholders in amounts to be negotiated prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares of common stock which is not expected to exceed that customary in the types of transactions involved.

         To comply with applicable state securities laws, the shares of common stock will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of common stock may not be sold in some states unless they have been registered or qualified for sale in the state or an exemption from such registration or qualification requirement is available and is complied with.

         All expenses relating to the offering and sale of the shares of common stock will be paid by us, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents who may be engaged by the selling stockholders in connection with the sale of the shares registered hereunder, transfer taxes on the shares and any legal, accounting and other expenses incurred by the selling stockholders other than up to $5,000 in legal fees for one counsel to the selling stockholders which we have agreed to pay on behalf of the selling stockholders. We also have agreed to indemnify the selling stockholders against certain claims, losses, damages, liabilities and expenses, including liabilities under the Securities Act of 1933.

                          VALIDITY OF THE COMMON STOCK

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by McDermott, Will & Emery.

================================================================================

    You should rely only on the information contained in this prospectus, incorporated herein by reference or contained in a prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different or additional information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           ---------------------------

                                TABLE OF CONTENTS

                                                 PAGE

About This Prospectus..........................    1
Where You May Find More Information............    1
Use of Proceeds................................    2
Registration Rights of the Selling
Stockholders...................................    2
The Selling Stockholders.......................    2
Plan of Distribution...........................    3
Validity of the Common Stock...................    4


================================================================================





================================================================================

                          234,055 SHARES COMMON STOCK

                                 WEBHIRE, INC.

                          ----------------------------

                                   PROSPECTUS

                          ----------------------------

                                OCTOBER __, 1999

                          ----------------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities registered hereby:

Registration fee.....................................       $     630
Legal fees and expenses..............................          15,000
Accounting fees and expenses.........................           5,000
Printing and duplicating expenses....................           1,000
Blue sky fees and expenses...........................           1,000
Miscellaneous........................................           5,000
                                                            ---------

Total................................................       $  27,630

-------

*  All amounts except the registration fee are estimated.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Webhire's certificate of incorporation and bylaws require Webhire to indemnify its officers and directors to the full extent permitted by Delaware law.

        Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Webhire's certificate of incorporation contains provisions limiting the liability of the directors to Webhire and to its stockholders to the full extent permitted by Delaware law.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. Webhire's bylaws provide that Webhire may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of Webhire against any liability that may be asserted against him or her, and Webhire currently maintains such insurance. Webhire currently has $25 million of liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

        The Company has also entered into Indemnity Agreements with Messrs. Perkins, Costello, Campanello and former director Mr. Johnston in order to induce their services on the Board of Directors of the Company. These agreements provide each of the directors with a contractual right to indemnification, to the extent permitted by Delaware law and Webhire's certificate of incorporation, for certain expenses they may incur due to suits brought against them in their capacity as directors of Webhire.

        The foregoing provisions and agreements could reduce the legal remedies available to Webhire and its stockholders against Webhire's directors and officers.

        In connection with this offering, the selling stockholders have agreed to indemnify our directors and officers against all losses, claims, damages, expenses and liabilities arising under the securities laws to the extent they result from either information furnished to us by the selling stockholders for use in this Registration Statement or the prospectus of which it is a part or the failure by the selling stockholders to provide an offeree with an updated prospectus we have filed with the SEC.

ITEM 16.          EXHIBITS.

     4.1          Form of Third Amended and Restated Certificate of
                  Incorporation of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) Registration Statement on Form S-1, as amended (File No.
                  333-03521) which was originally filed with the SEC on May 10, 1996.)

     4.2 Amended and Restated By-laws of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a
                  Restrac, Inc.) Registration Statement on Form S-1, as amended
                  (File No. 333-03521) which was originally filed with the SEC on May 10, 1996.)

     *5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

     23.1         Consent of McDermott, Will & Emery (included as part of
                  Exhibit 5.1 hereto).

    *23.2         Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

     24.1         Powers of Attorney (included on signature page of Registration
                  Statement).

    *99.1 Registration Rights Agreement, dated July 9, 1999, by and among Webhire and the holders named therein.

----------------------------------

*     Filed herewith

ITEM 17.          UNDERTAKINGS.

    (a)           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)    To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 13th day of October, 1999.

                                 WEBHIRE, INC.

                                 By: /s/ MARTIN J. FAHEY
                                     -------------------------------------------
                                     Martin J. Fahey
                                     President and Chief Executive Officer

      KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Martin J. Fahey and Cynthia G. Eades as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                            DATE

  /s/ LARS D. PERKINS                              Chairman of the Board of Directors            October 13, 1999
  -----------------------------------------
               Lars D. Perkins

  /s/ MARTIN J. FAHEY                              President, Chief Executive Officer and        October 13, 1999
  -----------------------------------------        Director (Principal Executive Officer)
              Martin J. Fahey

 /s/ RUSSELL J. CAMPANELLO                         Director                                      October 13, 1999
 ------------------------------------------
         Russell J. Campanello

 /s/ J. PAUL COSTELLO                              Director                                      October 13, 1999
 ------------------------------------------
            J. Paul Costello

 /s/ CHARLES R. LAX                                Director                                      October 13, 1999
 ------------------------------------------
            Charles R. Lax

 /s/ CYNTHIA G. EADES                              Chief Financial Officer                       October 13, 1999
 ------------------------------------------        (Principal Financial Officer and Principal
          Cynthia G. Eades                         Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

     4.1          Form of Third Amended and Restated Certificate of Incorporation of Webhire,
                  Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a
                  Restrac, Inc.) Registration Statement on Form S-1, as amended (File No. 333-
                  03521) which was originally filed with the SEC on May 10, 1996.)

     4.2          Amended and Restated By-laws of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) Registration Statement
                  on Form S-1, as amended (File No. 333-03521) which was originally filed with the SEC on May 10, 1996.)

    *5.1          Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

    23.1          Consent of McDermott, Will & Emery (included as part of Exhibit 5.1 hereto).

   *23.2          Consent of Arthur Andersen LLP, Independent Public Accountants.

    24.1          Powers of Attorney (included on signature page of Registration Statement).

   *99.1 Registration Rights Agreement, dated July 9, 1999, by and among Webhire and the holders named therein.

----------------------------------

*     Filed herewith